Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of HSBC Investor Funds:
In planning and performing our audits of the financial statements of HSBC Investor Funds HSBC Investor Prime Money Market Fund, HSBC Investor
U.S. Government Money Market Fund, HSBC Investor TaxFree Money
Market Fund, HSBC Investor New York TaxFree Money Market Fund,
HSBC Investor U.S. Treasury Money Market Fund, HSBC Investor California TaxFree Money Market Fund, HSBC Investor MidCap Fund, HSBC Investor
Growth Fund, HSBC Investor Value Fund, HSBC Investor Overseas Equity Fund, and HSBC Investor Opportunity Fund (collectively, the Funds) as of and for the year ended October 31,2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including control
activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the
 Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting
 was for the limited purpose described in the first paragraph and would
 not necessarily disclose all deficiencies in internal control that might
be material weaknesses under standards established by the Public
Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider
to be a material weakness as defined above as of October 31,2009.
This report is intended solely for the information and use of management and the Board of Trustees of HSBC Investor
Funds and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
December 21, 2009
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